Exhibit 23.3

[Deloitte & Touche LLP letterhead]


INDEPENDENT AUDITORS' CONSENT

We consent to use and incorporation by reference in this Registration Statement of Waverider Communications Inc. on Form S-2 of our report on the financial statements of Avendo Wireless Inc. dated March 9, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP

Chartered Accountants

Toronto, Ontario
August 11, 2003